UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2018

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54677 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

2688 South Rainbow Boulevard, Suite B

Las Vegas, Nevada 89146

(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02	Submission of Matters to a Vote of Security Holders

Effective May 31, 2018, concurrently with the settlement with the Securities and Exchange Commission (the “SEC”), discussed further below in “Item 8.01 - Other Events”, Michael Mona, Jr. resigned as a member of the Board of Directors (the “Board”) of CV Sciences, Inc. (the “Company”) and as President and Chief Executive Officer of the Company. His resignation did not result from any disagreement with the Company.

Effective May 31, 2018, Joseph Dowling, the Company’s Chief Financial Officer and Secretary, has been appointed as the Company’s Chief Executive Officer and has been appointed as a member of the Board to fill the vacancy left by Mr. Mona’s resignation. Mr. Dowling was appointed as Chief Financial Officer (“CFO”) of the Company on June 16, 2014 and was appointed Secretary on August 25, 2014. Prior to his appointment as CFO, Mr. Dowling held numerous senior positions including serving as President and CFO of MediVas, LLC, a biotechnology company focused on drug formulation and delivery from 2005 to 2013 where he led day-to-day operations, drug research and development, product development and commercialization and strategic alliance building including license agreements with Pfizer, Merck, Wyeth, DSM, Guidant and Boston Scientific. Mr. Dowling served as a Managing Director in the mergers and acquisitions group at Citigroup from 2005 to 2013. Earlier in his career, Mr. Dowling served in various finance and accounting roles in both public accounting and in the banking industry. Mr. Dowling graduated from University of California, Los Angeles in Economics and is a Certified Public Accountant. As the Company’s Chief Executive Officer and Chief Financial Officer, Mr. Dowling is specially qualified to serve on the Board because of his detailed knowledge of the pharmaceutical industry including drug research and development and the Company’s global consumer product operations and his expertise in financial matters. There are no arrangements or understandings between Mr. Dowling and any other person pursuant to which Mr. Dowling was selected as Chief Executive Officer and a Director. Mr. Dowling will not serve on any committees of the Board.

Effective May 31, 2018, Mr. Michael Mona, III, the Company’s Chief Operating Officer, has been appointed as the Company’s President. Mr. Mona, III was appointed as Vice President of Operations on July 31, 2013 and has been instrumental in developing the worldwide supply chain for the Company’s hemp products. Mr. Mona, III was appointed as Chief Operating Officer in March 2016 and as a director of the Company on May 24, 2016. Mr. Mona, III’s expertise in hemp farming, processing, testing and product development has greatly aided the Company in developing new markets for hemp-based products. Mr. Mona, III heads the Company’s consumer product business segment and also leads its efforts to bring hemp, as a viable economic crop, back to the United States through the Company’s affiliation with the Kentucky State Department of Agriculture. Prior to joining the Company, Mr. Mona, III held various management positions in the real estate/construction industry including serving as a managing member of Mona Co. Development from 2009-2013. Mr. Mona, III graduated from the University of San Diego in Business Administration. Mr. Mona, III, is the son of our former President, Chief Executive Officer and Director, Michael Mona, Jr. There are no arrangements or understandings between Mr. Mona, III and any other person pursuant to which any Mr. Mona, III was selected as President.

As previously discussed in the Company’s Current Report on Form 8-K filed by the Company with the SEC on July 11, 2016 (the “July 2016 8-K”), on July 6, 2016, the Compensation Committee of the Board approved the grant of 1,000,000 stock options to Mr. Dowling. As set forth in the Company’s Current Report on Form 8-K filed with the SEC on March 22, 2017 (the “March 2017 8-K”), the terms of the option were subsequently amended and the option has a term of ten (10) years, is performance-based, with the option shares vesting upon the completion of each of four defined option performance conditions. In addition, as set forth in the March 2017 8-K, the disinterested members of the Board approved the grant of 100,000 stock options to Mr. Dowling pursuant to the bonus plan set forth in Mr. Dowling’s Employment Agreement for fiscal year 2016. The stock option has a term of ten (10) years, was 100% vested as of the date of grant and was granted with an exercise price equal to the fair market value of the Company’s common stock at the time of grant. Furthermore, as set forth in the Company’s Current Report on Form 8-K filed with the SEC on April 12, 2017 (the “April 2017 8-K”), the disinterested members of the Board approved the grant of 1,000,000 stock options to Mr. Dowling. The stock options (a) are durational-based, conditional upon the Company’s achievement of certain milestones with 25% vesting upon the Company’s receipt of the final meeting minutes from a pre-investigational new drug application (“IND”) meeting as authorized by the U.S. Food and Drug Administration (“FDA”) for a drug development program utilizing Cannabidiol (“CBD”) as the active pharmaceutical ingredient, 25% vesting when the Company is granted an IND and 50% vesting when the Company commences its first human dosing under the IND, (b) have an exercise price equal to the fair market value of the Company’s stock at the time of grant and (c) have a term of ten (10) years from the date of grant and vesting shall accelerate upon a sale of the company or change in control.

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As previously discussed in the July 2016 8-K, on July 6, 2016, the Compensation Committee of the Board approved the grant of 4,000,000 stock options to Mr. Mona, III. As set forth in the March 2017 8-K, the terms of the option were subsequently amended and the option has a term of ten (10) years, is performance-based, with the option shares vesting upon the completion of each of four defined option performance conditions. In addition, as set forth in the March 2017 8-K, the disinterested members of the Board approved the grant of 100,000 stock options to Mr. Mona, III pursuant to the bonus plan set forth in the Mr. Mona, III’s Employment Agreement for fiscal year 2016. The stock option has a term of ten (10) years, was 100% vested as of the date of grant and was granted with an exercise price equal to the fair market value of the Company’s common stock at the time of grant. Furthermore, as set forth in the April 2017 8-K, the disinterested members of the Board approved the grant of 1,000,000 stock options to Mr. Mona, III. The stock options (a) are durational-based, conditional upon the Company’s achievement of certain milestones with 25% vesting upon the Company’s receipt of the final meeting minutes from a IND meeting as authorized by the FDA for a drug development program utilizing CBD as the active pharmaceutical ingredient, 25% vesting when the Company is granted an IND and 50% vesting when the Company commences its first human dosing under the IND, (b) have an exercise price equal to the fair market value of the Company’s stock at the time of grant and (c) have a term of ten (10) years from the date of grant and vesting shall accelerate upon a sale of the company or change in control.

Vesting of the options discussed in the July 2016 8-K, the March 2017 8-K and the April 2017 8-K shall accelerate upon a sale of the Company or a change in control, including a “Disposition Event” as defined under the Agreement and Plan of Reorganization dated December 30, 2015 by and among the Company (formerly CannaVest Corp.), CANNAVEST Merger Sub, Inc., the LLC, CanX Inc. (“CanX”) and the Starwood Trust (as amended from time to time, the “Purchase Agreement”). The Purchase Agreement is filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2016 (the “January 2016 8-K”).

Also, in March 2017, as further set forth in the March 2017 8-K, the disinterested members of the Board, as the administrator of the Company’s Amended and Restated 2013 Equity Incentive Plan (the “Amended 2013 Plan”), approved the amendment to certain stock options granted to employees of the Company, including certain options granted to each of Mr. Dowling and Mr. Mona, III, to reduce the exercise price of such stock options. As a result of the amendment to the stock option grants, each of the covered stock options, including those issued to Mr. Dowling and Mr. Mona, III, were amended to provide for a strike price equal to $0.38 per share, which represents 100% of the fair market value of the Company’s common stock as of the date of the amendment to these stock option grants.

In March 2018, the disinterested members of the Board approved a grant of an aggregate of 500,000 stock options to purchase shares of the Company’s common stock to Mr. Dowling and 500,000 to Mr. Mona, III, under the Amended 2013 Plan, pursuant to the bonus plan set forth in the executives’ respective Employment Agreements for fiscal year 2017 performance. The stock options have a term of ten (10) years, were 100% vested as of the date of grant and were granted with an exercise price equal to the fair market value of the Company’s common stock at the time of grant.

Except for the transactions described above, neither Mr. Dowling nor Mr. Mona, III, nor any associate or affiliate of the foregoing, have had any interest, direct or indirect, in any transaction or in any proposed transaction since January 1, 2016, which materially affects the Company or has affected the Company.

Item 8.01     Other Events.

On June 1, 2018, the Company issued a press release announcing that, effective May 31, 2018, the Company entered into a binding settlement agreement with the SEC to fully and finally resolve all claims and matters related to the previously disclosed SEC enforcement action against the Company. Pursuant to the terms of the settlement, the Company has agreed to a consent judgment including the payment of a penalty in the amount of $150,000. The Company accrued a liability for the payment in the fourth quarter of 2017.

The Company’s former Chief Executive Officer, Mr. Mona, Jr., concurrently settled all claims brought against him personally in the SEC matter and agreed to an order including (i) a prohibition from service as an officer or director of a publicly-held company for five (5) years and (b) payment of a penalty in the amount of $50,000. As part of the settlement, neither the Company nor Mr. Mona, Jr. admitted or denied any wrongdoing.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

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Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release of CV Sciences, Inc., dated June 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2018

CV SCIENCES, INC.

By: /s/ Joseph Dowling
Joseph Dowling
Chief Executive Officer and Chief Financial Officer

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